Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Qingjie Zhao, the Chief Executive Officer and Meirong Yuan, the Chief Financial Officer and Treasurer of WONDER AUTO TECHNOLOGY, INC. (the “Company”), DO HEREBY CERTIFY that:

1. The Company’s Amendment to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 15th day of September 2006.

/s/ Qingjie Zhao Qingjie Zhao Chief Executive Officer (Principal Executive Officer) /s/ Meirong Yuan Meirong Yuan Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Wonder Auto Technology, Inc. and will be retained by Wonder Auto Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.